UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2006

ALGODYNE ETHANOL ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52094

(Commission File Number)

76-0773943

(IRS Employer Identification No.)

301 West Holly Street, D-15, Bellingham, WA 98225

(Address of principal executive offices and Zip Code)

360.820.2620

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 17, 2006, Vladislav Iaroukov was appointed to our board of directors.

Mr. Iaroukov has over twenty years of computer experience and has been employed with ViXS Systems as a senior software engineer since January 2003 where he designs, develops and maintains computer software programs. Prior to that time, he was a contractor for Mailing Innovations where he developed an application that formats documents for high-speed ink-jet printers and a senior software engineer with Mobile Computing Corporation where he designed, developed and maintained computer software programs.

Mr. Iaroukov completed his Master of Science, Cybernetics (Computer Science) in 1982 from the Institute of Steel and Alloys in Moscow, Russia. Mr. Iaroukov became a Microsoft Certified Specialist in January 2006.

Family Relationships

There are no family relationships with Mr. Iaroukov and any of our other directors.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, Mr. Iaroukov has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALGODYNE ETHANOL ENERGY CORP.

/s/ Greg McAdam

By: Greg McAdam

President, Secretary, Treasurer and Director

Date: November 21, 2006